UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 6, 2026

(Date of earliest event reported)

EVA LIVE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-43076	88-2864075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

The Plaza, 1800 Century Park East, Suite 600

Los Angeles, CA 90067

(Address of principal executive offices, including zip code)

(310) 229-5981

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001	GOAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.

On August 5, 2026, Eva Defense Inc. (“Eva Defense”), a wholly owned subsidiary of Eva Live, Inc. (the “Company”) entered into a development agreement (the “Development Agreement”) with Boumarang Inc. (“Boumarang”) to develop a resilient communications unmanned aircraft system (“UAS”). Under the Development Agreement, Eva Defense will fund a twelve-month development program under which Boumarang will design, build, and test the platform. The Company has committed $1.2 million, payable at $100,000 per month from August 5, 2026 through July 31, 2027.

The Development Agreement provides for a structured, milestone-driven development process organized around staged technical gates – feasibility, proof of concept, field test, and beta gate – with Eva Defense approval required to proceed at each stage. The targeted outcome of the program is a 10 to 20 field-tested, beta-ready prototypes, a low-rate initial production plan, and an NDAA-compliant supplier base.

Deliverables under the Development Agreement are assigned to Eva Defense upon payment in full for the applicable deliverable. Boumarang retains its background technology, which is licensed to Eva Defense on a non-exclusive basis to the extent incorporated in those deliverables.

On August 6, 2026, the Company issued a press release announcing the Development Agreement. The full text of the press release is furnished herewith as Exhibit 99.1.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

Exhibit No.	Description

99.1	Press Release issued on August 6, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVA LIVE INC.

August 11, 2026	By:	/s/ David Boulette
Date		David Boulette President and CEO